FS-11

                        OHIO EDISON COMPANY - CORPORATE
                            PRO FORMA BALANCE SHEETS
                            AS OF SEPTEMBER 30, 2005

                                                                         NON-NUCLEAR                    NUCLEAR
                                                          AS REPORTED    ADJUSTMENTS      PRO FORMA    ADJUSTMENTS     PRO FORMA
                                                          ------------  -------------    ------------  -----------    ------------
                                                                                             (IN THOUSANDS)
                       ASSETS

UTILITY PLANT:
   In service                                             $ 4,814,592   $ (1,995,250) a  $ 2,819,342   $ (758,078) k  $ 2,061,264
   Less-Accumulated provision for depreciation              2,462,849     (1,187,909) b    1,274,940     (509,541) l      765,399
                                                          ------------  -------------    ------------  -----------    ------------
                                                            2,351,743       (807,341)      1,544,402     (248,537)      1,295,865
                                                          ------------  -------------    ------------  -----------    ------------
   Construction work in progress-
      Electric plant                                          112,535              -         112,535      (94,207) m       18,328
      Nuclear Fuel                                              7,544              -           7,544       (7,544) n            -
                                                          ------------  -------------    ------------  -----------    ------------
                                                              120,079              -         120,079     (101,751)         18,328
                                                          ------------  -------------    ------------  -----------    ------------
                                                            2,471,822       (807,341)      1,664,481     (350,288)      1,314,193
                                                          ------------  -------------    ------------  -----------    ------------
OTHER PROPERTY AND INVESTMENTS:
   Investment in lease obligation bonds                         8,683                          8,683                        8,683
   Nuclear plant decommissioning trusts                       315,734                        315,734     (215,393) o      100,341
   Long-term notes receivable from associated companies       174,225      1,021,470 c,d   1,195,695      231,871  c,d  1,427,566
   Other                                                      884,569           (184) e      884,385         (202) p      884,183
                                                          ------------  -------------    ------------  -----------    ------------
                                                            1,383,211      1,021,286       2,404,497       16,276       2,420,773
                                                          ------------  -------------    ------------  -----------    ------------
CURRENT ASSETS:
   Cash and cash equivalents                                       92                             92                           92
   Receivables-
      Customers                                                     -                              -                            -
      Associated companies                                    124,786                        124,786                      124,786
      Other                                                     7,584                          7,584                        7,584
   Notes receivable from associated companies                 794,397                        794,397                      794,397
   Materials and supplies, at average cost                     54,636         (1,973) f       52,663      (52,663) q            -
   Prepayments and other                                        5,183                          5,183                        5,183
                                                          ------------  -------------    ------------  -----------    ------------
                                                              986,678         (1,973)        984,705      (52,663)        932,042
                                                          ------------  -------------    ------------  -----------    ------------
DEFERRED CHARGES:
   Regulatory assets                                          720,937                        720,937                      720,937
   Property taxes                                              61,419                         61,419                       61,419
   Unamortized sale and leaseback costs                        56,477                         56,477                       56,477
   Other                                                       54,490                         54,490       (1,201) s       53,289
                                                          ------------  -------------    ------------  -----------    ------------
                                                              893,323              -         893,323       (1,201)        892,122
                                                          ------------  -------------    ------------  -----------    ------------
                                                          $ 5,735,034   $    211,972     $ 5,947,006   $ (387,876)    $ 5,559,130
                                                          ============  =============    ============  ===========    ============
            CAPITALIZATION AND LIABILITIES

CAPITALIZATION:
   Common stockholder's equity-
      Common stock, without par value, authorized
         175,000,000 shares - 100 shares outstanding      $ 2,099,099   $    172,380  g  $ 2,271,479        $ (10) aa $ 2,271,469
      Accumulated other comprehensive loss                    (58,484)                       (58,484)      (7,181) r      (65,665)
      Retained earnings                                       434,473                        434,473                      434,473
                                                          ------------  -------------    ------------  -----------    ------------
          Total common stockholder's equity                 2,475,088        172,380   -   2,647,468       (7,191)      2,640,277
   Preferred stock                                             60,965                         60,965                       60,965
   Long-term debt and other long-term obligations           1,078,078                      1,078,078     (214,900) x      863,178
                                                          ------------  -------------    ------------  -----------    ------------
                                                            3,614,131        172,380       3,786,511     (222,091)      3,564,420
                                                          ------------  -------------    ------------  -----------    ------------
CURRENT LIABILITIES:
   Currently payable long-term debt                           253,082                        253,082       (5,200) y      247,882
   Short-term borrowings-
      Associated companies                                      2,793                          2,793                        2,793
      Other                                                         -                              -                            -
   Accounts payable-
      Associated companies                                     71,015                         71,015                       71,015
      Other                                                     9,256                          9,256                        9,256
   Notes payable to associated companies                            -                              -                            -
   Accrued taxes                                              186,368                        186,368                      186,368
   Accrued interest                                            11,310                         11,310         (377) z       10,933
   Other                                                       86,247                         86,247       (3,700) t       82,547
                                                          ------------  -------------    ------------  -----------    ------------
                                                              620,071              -         620,071       (9,277)        610,794
                                                          ------------  -------------    ------------  -----------    ------------
NONCURRENT LIABILITIES:
   Accumulated deferred income taxes                          590,642         70,099  h      660,741      (16,770) u      643,971
   Accumulated deferred investment tax credits                 49,101        (23,530) i       25,571         (185) v       25,386
   Asset retirement obligation                                208,566         (6,977) j      201,589     (139,553) w       62,036
   Retirement benefits                                        268,655                        268,655                      268,655
   Other                                                      383,868                        383,868                      383,868
                                                          ------------  -------------    ------------  -----------    ------------
                                                            1,500,832         39,592       1,540,424     (156,508)      1,383,916
                                                          ------------  -------------    ------------  -----------    ------------
COMMITMENTS AND CONTINGENCIES
                                                          ------------  -------------    ------------  -----------    ------------
                                                          $ 5,735,034   $    211,972     $ 5,947,006   $ (387,876)    $ 5,559,130
                                                          ============  =============    ============  ===========    ============

Explanatory Notes
-----------------
a.   The transfer of non-nuclear generation plant in service to FGCO.
b. The transfer of the accumulated provision for depreciation for non-nuclear plant in service to FGCO.
c. The establishment of an associated company note receivable as consideration for PCNs ($470.6 million for non-nuclear; $297.1 million for nuclear) to be assumed by FGCO or NGC at a future date.
d. The establishment of an associated company note receivable ($550.9 million for non-nuclear; $(65.2) million for nuclear) as consideration for the purchased assets and assumption of liabilities.
e. The transfer of other property and investments related to non-nuclear plant assets to FGCO.
f.   The transfer of materials and supplies for non-nuclear plant to FGCO.
g. To record in other paid-in capital the difference between the net book value and the purchase price, pursuant to the purchase option in the Master Lease, for the non-nuclear generation assets
h. The transfer of accumulated deferred income taxes for non-nuclear generation plant to FGCO.
i. The transfer of accumulated deferred investment tax credits for non-nuclear generation plant to FGCO.
j. The transfer of asset retirement obligations related to the non-nuclear generation plants to FGCO.
k. The transfer of nuclear plant in service and nuclear fuel in service to NGC. This amount includes the reversal of $156 million recorded as plant-in service capital leases with OES Nuclear.
l. The transfer of the accumulated provision for depreciation and amortization for nuclear plant in service and nuclear fuel in service to NGC. This amount includes reversal of $50.7 million of accumulated amortization related to the capital lease discussed in note k.
m.   The transfer of nuclear plant construction work in progress to NGC.
n.   The transfer of nuclear fuel construction work in progress to NGC.
o.   The transfer of nuclear plant decommissioning trusts to NGC.
p. The transfer of other property and investments related nuclear plant assets to NGC.
q.   The transfer of materials and supplies for nuclear plant to NGC.
r. The transfer of unrealized gains and losses on decommissioning trust investments recorded as other comprehensive income to NGC.
s.   The transfer of other deferred charges for nuclear plant to NGC.
t. The transfer of other current liabilities related to nuclear generation plant to NGC.
u. The transfer of accumulated deferred income taxes for nuclear generation plant to NGC.
v. The transfer of accumulated deferred income tax credits for nuclear plant to NGC.
w. The transfer of asset retirement obligations related to the nuclear generation plants to NGC.
x. The transfer of the long-term portion of pollution control revenue bonds ($114.8 million) related to nuclear generation plant to NGC. The total amount also includes reversal of $100.1 million of capital lease obligations related to the capital lease discussed in note k.
y. The reversal of the current portion of the capital lease obligations discussed in note x.
z. The transfer of accrued interest for debt related to nuclear generation plant to NGC.
aa.  The transfer of OES Nuclear common stock to NGC.

                        Ohio Edison Company - Corporate
                       Non-Nuclear Journal Entry Summary
                            As of September 30, 2005

Sales Price
Non-nuclear - Master Facilty Lease Values
Nuclear - Lower Book or FMV at time of transfer
-----------------------------------------------


                                                    Debit         Credit
                                               -----------------------------
Non-nuclear - Plant in Service                                   1,995,250
Accumulated Depreciation                          1,187,909

Other Property & Investments                                           184

Notes Rec. - Assoc. Co.                             550,888

M&S                                                                  1,973

Common Stock Issued                                                172,380

Notes  Rec. Assoc Co.  - PCN Assumption             470,582

A/P - Assoc. Co.

Deferred Taxes - Deprecation                        218,602
Deferred Taxes - Other                                             280,790

Deferred Tax - Invest Tax Credit                                     8,489

Invest Tax Credit (ITC)                              23,530

Def. Tax - ARO                                          578

Asset Retirement Obligation                           6,977

                                               -----------------------------
                                                  2,459,066      2,459,066
                                               =============================

Subsequent to Transfer
----------------------

PCN Debt Non-nuclear - LT                           320,582
PCN Debt Non-nuclear - ST                           150,000
Notes  Rec. Assoc Co.  - PCN Assumption                            470,582


                         Ohio Edison Company - Corporate
                        Non-Nuclear Journal Entry Summary
                            As of September 30, 2005

Sales Price
Non-nuclear - Master Facilty Lease Values
Nuclear - Lower Book or FMV at time of transfer
-----------------------------------------------


                                                    Debit         Credit
                                               -----------------------------
Nuclear Plant in Service                                           412,647
Accumulated Depreciation                           319,616

Plant In Service - Cap Leases                                     156,000
Accumulated Amortrization                           50,700

Nuclear Fuel In Service                                           189,431
Accumulated Amortization                           139,225

Other Property & Investments                                          202

Nuclear - CWIP                                                     94,207
Nuclear Fuel - CWIP                                                 7,544

NDT Assets                                                        215,393

Notes Receivable - Assoc. Co.                                      65,244

M&S - Nuclear                                                      52,663

PCN Debt Nuclear - LT                              114,800
PCN Debt Nuclear - ST                                  -
Notes  Rec. Assoc Co.  - PCN Assumption            297,115

Other Def Charges                                                   1,201

Accrued Interest                                       377

Other Current Liabilities (242xxx)                   3,700

Cap Lease Oblig - Current                            5,200

Deferred Taxes - Depreciation                                      12,712
Deferred Taxes - Other                              12,712

Deferred ITC                                                           66

Invest Tax Credits (ITC)                               185

Other Comprehensive Income                           7,181

Deferred Tax - ARO                                  16,836

NDT Liabilities                                    139,553

Common Stock                                            10

Cap Lease Oblig - Noncurrent                       100,100

                                               -----------------------------
                                                 1,207,310      1,207,310
                                               =============================

Subsequent to Transfer
----------------------

PCN Debt Nuclear - LT                              241,115
PCN Debt Nuclear - ST                               56,000
Notes  Rec. Assoc Co.  - PCN Assumption                           297,115
